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                     [TCF FINANCIAL CORPORATION LETTERHEAD]


                                October 26, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C.  20549

     RE:  TCF FINANCIAL CORPORATION
          1995 INCENTIVE STOCK PROGRAM

Ladies and Gentlemen:

     This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by TCF Financial Corporation (the "Company") covering 873,254 shares of common stock par value $.01 (the "Common Stock"), reserved for issuance under the Company's 1995 Incentive Stock Program (the "Plan").

     I am an Executive Vice President and General Counsel for the Company, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. I have participated in the preparation and filing of the Registration Statement. I am familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plan as contemplated by the Registration Statement.

     Based on the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     2. The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.

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Securities and Exchange Commission
October 26, 1995
Page 2


     3. The 873,254 shares of Common Stock proposed to be issued under the Plan described in the Registration Statement will, when sold and paid for, be duly and validly issued, fully paid and non-assessable.

                                        Sincerely,

                                        TCF FINANCIAL CORPORATION



                                        By /s/ Gregory J. Pulles
                                          -------------------------------------
                                             Gregory J. Pulles

GJP/djb